Exhibit 24.1
POWER OF ATTORNEY
Each person whose signature appears below constitutes and appoints Steve Cahillane, Andre Maciel, and Chris Asher, or any one of them, his or her true and lawful attorney-in-fact and in his or her name, place, and stead for purposes of executing the Annual Report on Form 10-K of The Kraft Heinz Company for its fiscal year ended December 27, 2025, and any and all amendments or supplements thereto, and to cause the same to be filed with the Securities and Exchange Commission, pursuant to the Securities Exchange Act of 1934, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date

/s/ Steve Cahillane	Chief Executive Officer and Director	February 10, 2026
Steve Cahillane	(Principal Executive Officer)

/s/ Andre Maciel	Executive Vice President and Global Chief Financial Officer	February 10, 2026
Andre Maciel	(Principal Financial Officer)

/s/ Chris Asher	Vice President and Global Controller	February 10, 2026
Chris Asher	(Principal Accounting Officer)

/s/ John T. Cahill	Chair of the Board	February 10, 2026
John T. Cahill

/s/ Humberto P. Alfonso	Director	February 10, 2026
Humberto P. Alfonso

/s/ L. Kevin Cox	Director	February 10, 2026
L. Kevin Cox

/s/ Lori Dickerson Fouché	Director	February 10, 2026
Lori Dickerson Fouché

/s/ Diane Gherson	Director	February 10, 2026
Diane Gherson

/s/ Mary Lou Kelley	Director	February 10, 2026
Mary Lou Kelley

/s/ Elio Leoni Sceti	Director	February 10, 2026
Elio Leoni Sceti

/s/ Tony Palmer	Director	February 10, 2026
Tony Palmer

/s/ James Park	Director	February 10, 2026
James Park

/s/ Miguel Patricio	Director	February 10, 2026
Miguel Patricio

/s/ John C. Pope	Director	February 10, 2026
John C. Pope

/s/ Debby Soo	Director	February 10, 2026
Debby Soo